Exhibit 3.33

FILED # C20378-00

JUL 28 2000

IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

RGTL NEVADA LIMITED

The undersigned adopts the following Articles of Incorporation under the provisions of Chapter 78 of the Nevada Revised Statutes.

ARTICLE I

Name

The name of the Corporation is RGTL Nevada Limited.

ARTICLE II

Registered Office and Resident Agent

The address of the Corporation’s registered office is 6100 Neil Road, Suite 500, Reno, Nevada, 89511-1149. The name of the resident agent at this address is Kirk S. Schumacher.

ARTICLE III

Capital

A.  Number and Par Value of Shares.  The Corporation is authorized to issue two thousand five hundred (2,500) shares of capital stock having no par value. All of the shares of stock shall be designated Common Stock, without preference or distinction.

B.  Assessment of Shares.  The capital stock of the Corporation, after the amount of the par value has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

C.  Cumulative Voting.  Cumulative voting by any shareholder is denied.

ARTICLE IV

Governing Board

The members of the governing board of the Corporation are designated as Directors. The initial Board of Directors shall consist of one (1) member. The name and post office box or street address, either residence or business, of the sole member of the initial Board of Directors is as follows:

NAME	ADDRESS

Randy Wronsberg	978 East Greg Street
Sparks, NV 89431

The sole member of the initial Board of Directors will serve as a Director until the first meeting of the shareholders, or until his successor is elected and qualified Thereafter, the number of directors, whether a fixed number of directors or a variable number of directors with a fixed minimum and maximum, and the manner in which the directors may increased or decreased, shall be as provided in the bylaws of the Corporation.

ARTICLE V

Directors’ and Officers’ Liability

A.  Elimination of Liability.  No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of NRS 78.300. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article V shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

B.  Mandatory Indemnification.  The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter by amended.

C.  Mandatory Payment of Expenses.  The Corporation shall pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

D.  Effect of Amendment or Repeal.  Any amendment to or repeal of any of the provisions in this Article V shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

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ARTICLE VII

Incorporator

The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS

Kirk S. Schumacher	6100 Neil Road, Suite 500
Reno, Nevada 89511-1149

DATED this 28th day of July, 2000.

/s/ Kirk S. Schumacher
Kirk S. Schumacher, Incorporator

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FILED # C20378-00	$150

DEC 10 2001	CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
IN THE OFFICE OF	RGTL NEVADA LIMITED
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

The undersigned, being the President and Secretary of RGTL Nevada Limited, a Nevada corporation, do hereby certify:

1.  That the Board of Directors of RGTL Nevada Limited, by unanimous written consent, adopted a resolution to amend the Articles of Incorporation of RGTL Nevada Limited as follows:

RESOLVED, that Article I is hereby amended to read as follows:

ARTICLE I

Name

The name of the Corporation: is Marley Mouldings Limited

2.  The stockholders of the Corporation consented to and approved the amendment by unanimous written consent in lieu of a meeting.

/s/ Douglas Torrie
Douglas Torrie, President

/s/ Randy Wronzberg
Randy Wronzberg, Secretary

TA # ($150)

FILED # C20378-00

CERTIFICATE OF AMENDMENT OF	DEC 09 2002
ARTICLES OF INCORPORATION OF
MARLEY MOULDINGS LIMITED	IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

The undersigned, being the Secretary of Marley Mouldings Limited, a Nevada corporation (the “Corporation”), does hereby certify:

1.  That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution to amend the Articles of Incorporation of Marley Mouldings Limited (formerly RGTL Nevada Limited) as follows:

RESOLVED, that Article I is hereby amended to read as follows:

ARTICLE I

Name

The name of the Corporation: is Royal Mouldings Limited

2.  The stockholders of the Corporation consented to and approved the amendment by unanimous written consent in lieu of a meeting.

/s/ Vic De Zen
Vic De Zen, Secretary

DEAN HELLER Certificate of Change of Office Use Only: Secretary of state Resident Agent and/or 202 North Carson street Location of Registered Carson City, Nevada 89701-4201 office (775) 684 5708 General instructions for this form: 1. Please print legibly or type; Black ink Only. 2. Complete all fields. 3. The physical Nevada address of the resident agent must be set forth: PMB’s are not [ILLEGIBLE] 4. Ensure that document is signed in signature fields. 5. Include the filing fee of $30.00. ROYAL MOULDINGS LIMITED 20378-2000 Name of Entity File Number The change below is effective upon the filing of this document with the Secretary of State. Reason for change: (check one) ýChange of Resident Agent ¨ Change of Location of Registered Office The former resident agent and/or location of the registered office was: Resident Agent: KIRK S. SCHUMACHER Street No.: 6100 NEIL ROAD, SUITE 500 City, State, Zip: RENO, NV 89511-1149 The resident agent and/or location of the registered office is changed to: Resident Agent SHAWN G. PEARSON Street No.: 6100 NEIL ROAD, SUITE 500 City, State, Zip: RENO, NV 89511-1149 Optional: CITY STATE ZIP ADDITIONAL MAILING ADDRESS NOTE: For an entity to file this certificate, the signature of one officer is required. The certificate does not need to be notarized. [ILLEGIBLE] Signature/Title Certificate of Acceptance of Appointment by Resident Agent: I hereby accept the appointment as Resident Agent for the above-named business entity. [ILLEGIBLE] 7/8/03 Authorized Signature of Resident Agent or Resident Agent Company Date Shawn G. Pearson